©2016 Nov elis Inc. 1 May 10, 2016 Steve Fisher President and Chief Executive Officer Steve Pohl Vice President and Interim Chief Financial Officer Novelis Q4 and Fiscal Year 2016 Earnings Conference Call Exhibit 99.2

©2016 Nov elis Inc. 2 Safe Harbor Statement Forward-looking statements Statements made in this presentation which describe Novelis' intentions, expectations, beliefs or predictions may be forward-looking statements within the meaning of securities laws. Forward-looking statements include statements preceded by, followed by, or including the words "believes," "expects," "anticipates," "plans," "estimates," "projects," "forecasts," or similar expressions. Examples of forward-looking statements in this presentation are statements about the company’s expectations for healthy can market demand in the long and short term and favorable substitution trends. Novelis cautions that, by their nature, forward-looking statements involve risk and uncertainty and that Novelis' actual results could differ materially from those expressed or implied in such statements. We do not intend, and we disclaim, any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Factors that could cause actual results or outcomes to differ from the results expressed or implied by forward-looking statements include, among other things: changes in the prices and availability of aluminum (or premiums associated with such prices) or other materials and raw materials we use; the capacity and effectiveness of our hedging activities; relationships with, and financi al and operating conditions of, our customers, suppliers and other stakeholders; fluctuations in the supply of, and prices for, energy in the areas in which we maintain production facilities; our ability to access financing for future capital requirements; changes in the relative values of various currencies and the effectiveness of our currency hedging activities; factors affect ing our operations, such as litigation, environmental remediation and clean-up costs, labor relations and negotiations, breakdown of equipment and other events; the impact of restructuring efforts in the future; economic, regulatory and politica l factors within the countries in which we operate or sell our products, including changes in duties or tariffs; competition from other aluminum rolled products producers as well as from substitute materials such as steel, glass, plastic and composite materials; changes in general economic conditions including deterioration in the global economy, particularly sectors in which our customers operate; cyclical demand and pricing within the principal markets for our products as well as seasonality in certain of our customers’ industries; changes in government regulations, particularly those affecting taxes, environmental, health or safety compliance; changes in interest rates that have the effect of increasing the amounts we pay under our credit facilities and other financing agreements; the effect of taxes and changes in tax rates; and our level of indebtedness and our ability to generate cash. The above list of factors is not exhaustive. Other important risk factors included under the caption "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended March 31, 2015 and our upcoming Form 10-K for the fiscal year ended March 31, 2016 are specifically incorporated by reference into this presentation.

©2016 Nov elis Inc. 3 Fiscal 2016 Highlights  Strong operating performance globally drove record global shipments up 2% to 3,123kt  Record global automotive shipments driven by strategic portfolio shift  All five automotive finishing lines built since FY13 have commissioned and begun shipping product to customers  Adjusted EBITDA* up 7% to $963 million *Excluding metal price lag Portfolio optimization & operational improvements driving results $896 $963 2,550 2,650 2,750 2,850 2,950 3,050 3,150 $840 $860 $880 $900 $920 $940 $960 $980 $1,000 FY15 FY16 Shipments Adjusted EBITDA* YoY Growth in FRP Shipments and Adjusted EBITDA* A d ju s te d E B IT D A * ($ M ) S h ip m e n ts (k t)

©2016 Nov elis Inc. 4 Focused Portfolio Shift FY12 FY16 Product Portfolio Evolution (% of total FRP shipments) 64% 15% 9% 12% 61% 6% 14% 19% Can Auto High-end specialty Foil & Other Automotive will grow to 25% of shipment portfolio when assets fully utilized

©2016 Nov elis Inc. 5 Can Update and Outlook  Global can market demand remains healthy in long and short term, but varies by region  North America market demand is stable  Highly competitive environment in Asia pressuring pricing  Resilient business in South America despite weak economy  Positive material substitution trends and pockets of growth in select markets  Beer package mix shift in favor of aluminum  Innovation in aluminum bottles

©2016 Nov elis Inc. 6 Auto Update and Outlook  Novelis automotive sheet shipment CAGR 31% FY12-FY16  Early adoption of mix shift to automotive delivering timely returns  Outlook for aluminum sheet demand remains strong driven by favorable substitution trends towards aluminum globally  Experience allows us to reduce start up cost and leverage fixed costs quicker  Partnering with customers to provide innovative and global solutions Aluminum as preferred material in substitution trend

©2016 Nov elis Inc. 7 Focus on Operational Excellence to Deliver Results  Deliver high quality products and service to customers  Enhance product mix towards premium products  Optimize metal inputs including utilizing high level of recycled metal  Increase productivity, recovery and reliability of new and existing assets

©2016 Nov elis Inc. 8 Financial Highlights

©2016 Nov elis Inc. 9 Q4 Fiscal 2016 Highlights  Shipments up 4% to 788kt  Record automotive shipments up 22%  Sales $2.4 billion  Excluding metal price lag, Adjusted EBITDA $277 million up 29%  Up 16% sequentially from Q3FY16  Negative metal price lag $7 million  Net income of $29 million; Excluding tax-effected special items*, net income was $50 million  Free cash flow $457 million  $88 million in capital expenditures  Solid liquidity position of $1.2 billion *Tax-effected special items may include restructuring & impairment, metal price lag, gain/loss on assets held for sale, loss on extinguishment of debt Q4FY16 vs Q4FY15

©2016 Nov elis Inc. 10 Q4 Adjusted EBITDA* Bridge $ Millions 214 (11) 24 (2) 225 28 47 (26) 3 277 FY15 Market Driven Metal FX Energy Sales Volume Price/Mix Operating Cost SG&A & Other FY16 *EBITDA excluding metal price lag in both periods Operational Performance: 23% Improvement

©2016 Nov elis Inc. 11 FY16 vs FY15 Adjusted EBITDA* Bridge $ Millions 896 (71) 22 (14) 833 69 120 (55) (4) 963 FY15 Market Driven Metal FX Energy Sales Volume Price/Mix Operating Cost SG&A & Other FY16 *EBITDA excluding metal price lag in both periods Operational Performance: 16% Improvement

©2016 Nov elis Inc. 12 Adjusted EBITDA* & Shipment Trend $206 $225 $210 $226 $233 $231 $228 $214 $212 $236 $238 $277 500 550 600 650 700 750 800 $175 $200 $225 $250 $275 $300 S h ip m e n ts (k t) A d ju s te d E B IT D A * ($ m ill io n s ) Shipments Adjusted EBITDA* Building momentum in the business *Excluding metal price lag

©2016 Nov elis Inc. 13 Metal Price Lag Effect Minimized $0 $50 $100 $150 $200 $250 $300 $350 $400 $450 $500 $550 $600 $650 $700 MWP ECDP MJP Brazil  Local market premiums reverted back towards historical norms  Reduced premium volatility expected to minimize future metal price lag (in $ m) Q1 Q2 Q3 Q4 FY14 Q1 Q2 Q3 Q4 FY15 Q1 Q2 Q3 Q4 FY16 Metal price lag (2) 2 (7) 24 17 2 9 8 (13) 6 (85) (54) (26) (7) (172) Local Market Aluminum Premiums ($/mt)

©2016 Nov elis Inc. 14 Capital Expenditures and Free Cash Flow 516 775 717 518 370 ~250 0 100 200 300 400 500 600 700 800 900 FY12 FY13 FY14 FY15 FY16 FY17 Guidance Total Capital Expenditures 98 (565) (16) 71 160 ~250 -600 -500 -400 -300 -200 -100 0 100 200 300 FY12 FY13 FY14 FY15 FY16 FY17 Guidance Free Cash Flow $ Millions

©2016 Nov elis Inc. 15 Summary

©2016 Nov elis Inc. 16 Summary and Outlook  Strategy to focus on fundamentals of manufacturing operations is delivering results  Grow and optimize premium product portfolio  Manage costs and working capital  Deliver operational efficiency  Strong operational results & mix shift drove record shipments and EBITDA growth in FY16  FY17 Outlook  Continued shipment growth and positive mix shift into automotive  Seasonality in South America becoming more pronounced  Fixed cost step up in Q1 primarily related to new auto line in North America

©2016 Nov elis Inc. 17 Questions & Answers

©2016 Nov elis Inc. 18 Appendix

Income Statement Reconciliation To Adjusted EBITDA

(in $ m)	Q1	Q2	Q3	Q4	FY15	Q1	Q2	Q3	Q4	FY16
Net income (loss) attributable to our common shareholder	**35**	**38**	**46**	**29**	**148**	**(60)**	**(13)**	**6**	**29**	**(38)**
- Interest, net	(80)	(80)	(84)	(76)	(320)	(78)	(80)	(77)	(79)	(314)
- Income tax (provision) benefit	(24)	2	(3)	11	(14)	(15)	3	(16)	(18)	(46)
- Depreciation and amortization	(89)	(90)	(87)	(86)	(352)	(87)	(89)	(88)	(89)	(353)
EBITDA	**228**	**206**	**220**	**180**	**834**	**120**	**153**	**187**	**215**	**675**
- Unrealized gain (loss) on derivatives	1	(1)	12	(12)	-	35	(15)	(2)	(22)	(4)
- Realized (loss) gain on derivative instruments not included in segment income	(1)	-	(3)	(2)	(6)	1	(3)	1	-	(1)
- Proportional consolidation	(8)	(9)	(10)	(6)	(33)	(7)	(8)	(7)	(9)	(30)
- Loss on extinguishment of debt	-	-	-	-	-	(13)	-	-	-	(13)
- Restructuring and impairment, net	(6)	(7)	(25)	1	(37)	(15)	(4)	(10)	(19)	(48)
- Loss on sale of fixed assets	(1)	(2)	(1)	(1)	(5)	(1)	-	(1)	(2)	(4)
- Gain (loss) on assets held for sale, net	11	-	12	(1)	22	-	-	-	-	-
- Others costs, net	(3)	(5)	(1)	-	(9)	(7)	1	(6)	(3)	(16)
Adjusted EBITDA	**235**	**230**	**236**	**201**	**902**	**127**	**182**	**212**	**270**	**791**
Other income (expense) included in adjusted EBITDA										
- Metal price lag	2	9	8	(13)	6	(85)	(54)	(26)	(7)	(172)
- Foreign currency remeasurement	1	(3)	(4)	(21)	(27)	4	(3)	4	(3)	2

Explanation of other income (expense) Included in adjusted EBITDA

1) Metal price lag net of related hedges: On certain sales contracts we experience timing differences on the pass through of changing aluminum prices from our suppliers to our customers. Additional timing differences occur in the flow of metal costs through moving average inventory cost values and cost of goods sold. This timing difference is referred to as metal price lag. Although we use derivatives contracts to minimize the price lag associated with LME base aluminum prices, we do not use derivative contracts for local market premiums, as these are not prevalent in the market.

2) Foreign currency remeasurement net of related hedges: All balance sheet accounts not denominated in the functional currency are remeasured every period to the period end exchange rates. This impacts our profitability. Like metal price lag, we have a risk management program in place to minimize the impact of such remeasurement.

©2016 Novelis Inc.

Not just aluminum, Novelis Aluminum.

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©2016 Nov elis Inc. 20 (in $ m) Q1 Q2 Q3 Q4 FY15 Q1 Q2 Q3 Q4 FY16 Cash (used in) provided by operating activities (24) 11 100 517 604 (288) 225 64 540 541 Cash used in investing activities (119) (119) (46) (132) (416) (137) (84) (75) (82) (378) Less: proceeds from sales of assets (34) - (66) (17) (117) - (1) (1) (1) (3) Free cash flow (177) (108) (12) 368 71 (425) 140 (12) 457 160 Capital expenditures 138 126 104 150 518 129 75 78 88 370 Free cash flow before capital expenditures (39) 18 92 518 589 (296) 215 66 545 530 Free Cash Flow